Meyler&Company LLC	One Arin Park	Phone: 732-671-2244
Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

December 7, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Re:	Genmed Holding Corp.
File No.: 000-26607

We have read Item 4.01of Form 8-K of Genmed Holding Corp. dated December 7, 2011, and agree with the statements concerning our Firm contained therein.

/s/ Meyler & Company, LLC